UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2016

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On September 22, 2016, Par Pacific Holdings, Inc. (the “Company”) announced the closing of its previously announced registered rights offering (the “Rights Offering”). Subscription rights to purchase 4,075,220 shares of the Company’s common stock were exercised, which represented the maximum number of common shares available in the Rights Offering. The Rights Offering resulted in gross proceeds, before expenses, to the Company of approximately $49.9 million. The Company used the net proceeds from the rights offering to repay all accrued and unpaid interest and a portion of the outstanding principal amount on its 2.5% convertible subordinated bridge notes. The remaining outstanding aggregate principal amount on the bridge notes was mandatorily converted into shares of common stock based on a conversion price of $12.25 per share.

The news release announcing the closing of the Rights Offering is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1    News Release dated September 22, 2016.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: September 22, 2016	/s/ J. Matthew Vaughn
J. Matthew Vaughn Senior Vice President and General Counsel

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